 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14C
(RULE 14c-101)

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14 (c)
of the Securities Exchange Act of 1934 (Amendment No.)

Check the appropriate box:

☒	Preliminary Information Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5 (d)(2))
☐	Definitive Information Statement

BTX Holdings, Inc.
(Name of Registrant As Specified In Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.
1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No:

3)	Filing Party:

4)	Date Filed:

THIS INFORMATION STATEMENT IS BEING PROVIDED TO
YOU BY THE BOARD OF DIRECTORS OF THE COMPANY

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE
REQUESTED NOT TO SEND US A PROXY

BTX Holdings, Inc.
5030 Champion Blvd
Suite G6-198
Boca Raton, FL 33496
(206) 203-3492

INFORMATION STATEMENT
(Preliminary)

February 3, 2010

GENERAL INFORMATION

This Information Statement has been filed with the Securities and Exchange Commission and is being furnished, pursuant to Section 14C of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to the holders (the “Stockholders”) of the common stock, par value $0.001 per share (the “Common Stock”), of BTX Holdings, Inc., a Florida Corporation (the “Company”), to notify such Stockholders that on or about or about February 2, 2010, the Company received written consents in lieu of a meeting of Stockholders from the holders of 545,854 shares representing approximately 53.33% of the 1,023,618 shares of the total issued and outstanding shares of voting stock of the Company (the "Majority Stockholders")authorizing the Company's Board of Directors to approve the following:

(a) to effectuate a 1-for-1.422 reverse stock split (pro-rata decrease) of our issued and outstanding shares of Common Stock;

(b) to change the name of the Company to Rebornne (USA), Inc.; and

(c) to spin-off and sell the Company’s wholly owned subsidiary, BioTex Corp to Scott Silverman, the President of the Company, in exchange for (i) the forgiveness of accrued salary of $397,169 owed to him as of January 29, 2010, (ii) the return and cancellation of his outstanding stock options and (iii) the cancellation of his Employment Agreement.  The Majority Stockholders approved the above mentioned actions pursuant to a Stock Purchase Agreement entered into by the Company and Rebornne New Zealand Limited on January 29, 2010.

On February 2, 2010, the Board of Directors of the Company approved the above-mentioned actions, subject to Stockholder approval. The Majority Stockholders approved the action by written consent in lieu of a meeting on February 2, 2010, in accordance with the Florida Business Corporation Act. Accordingly, your consent is not required and is not being solicited in connection with the approval of the action.  This Information Statement is first mailed to you on or about February 15, 2010.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND A PROXY.

Date: February 3, 2010	For the Board of Directors of BTX HOLDINGS, INC.

	By:	/s/ Scott Silverman
Scott Silverman
President, Chief Executive Officer and Chairman of the Board of Directors

RECOMMENDATION OF THE BOARD OF DIRECTORS

Our Board of Directors (the “Board”) believes that our stockholders will benefit from our change of corporate name to Rebornne (USA) Inc., from the spin-off of our wholly owned subsidiary, BioTex Corp. and from the restructuring of our capitalization structure.  Effective January 29, 2010, we entered into a share purchase agreement (the “Share Purchase Agreement”) with Rebornne New Zealand Limited (“Rebornne”). As a result of the consummation of the share purchase transaction contemplated under the Share Purchase Agreement, Rebornne New Zealand Limited will become our majority shareholder, and upon Rebornne’s fulfillment of certain covenants, will complete a share exchange whereby Rebornne will become a wholly owned subsidiary of BTX.

Because Rebornne New Zealand Limited is becoming the majority shareholder in our Company, it was our Board’s opinion that the new corporate name, Rebornne (USA), Inc., can effectively reflect our current business operations and will better position us to gain financing in the future in order to grow our business and provide our stockholders with the greatest potential return in their investment.

To comply with the terms of the Share Purchase Agreement, it was our Board’s opinion that the Company’s wholly-owned subsidiary, BioTex Corp, should be spun-off, and all contingent liabilities should be settled which in turn will better position us to gain financing in the future in order to grow our business and provide our stockholders with the greatest potential return in their investment.

The Board approved the above actions on February 2, 2010 and stockholders holding a voting majority of the outstanding voting capital stock of the Company approved the above actions on February 2, 2010.

ACTIONS TO BE TAKEN

This Information Statement contains a brief summary of the material aspects of the actions approved by the Board and the holders of the majority of the outstanding voting capital stock of the Company.

Action I
REVERSE STOCK SPLIT

GENERAL

The Board approved a resolution to effect a one-for-1.422 reverse stock split. Under this reverse stock split each 1.422 shares of our Common Stock will be converted automatically into one share of Common Stock. To avoid the issuance of fractional shares of Common Stock, the Company will issue an additional share to all holders of a fractional share. The effective date of the reverse stock split will be March 8, 2010.

PLEASE NOTE THAT THE REVERSE STOCK SPLIT WILL NOT CHANGE YOUR PROPORTIONATE EQUITY INTERESTS IN THE COMPANY, EXCEPT AS MAY RESULT FROM THE ISSUANCE OR CANCELLATION OF SHARES PURSUANT TO THE FRACTIONAL SHARES.

PLEASE NOTE THAT THE REVERSE SPLIT WILL HAVE THE EFFECT OF SUBSTANTIALLY INCREASING THE NUMBER OF SHARES THE COMPANY WILL BE ABLE TO ISSUE TO NEW OR EXISTING SHAREHOLDERS BECAUSE THE NUMBER OF AUTHORIZED SHARES AND THE PAR VALUE PER SHARE OF COMMON STOCK WILL REMAIN THE SAME WHILE THE NUMBER OF SHARES ISSUED AND OUTSTANDING WILL BE REDUCED.

PURPOSE AND MATERIAL EFFECTS OF THE REVERSE STOCK SPLIT

The Board of Directors believes that, among other reasons, the number of outstanding shares of our Common Stock have contributed to a lack of investor interest in the Company and has made it difficult to attract new investors and potential business candidates. The Board of Directors had proposed the Reverse Stock Split as one method to attract business opportunities in the Company.

When a company engages in a reverse stock split, it substitutes one share of stock for a predetermined amount of shares of stock. It does not increase the market capitalization of the company. An example of a reverse split is the following. A company has 10,000,000 shares of common stock outstanding. Assume the market price is $.01 per share. If the company declares a 1 for 5 reverse stock split, after the reverse split the company will have 1/5 as many shares outstanding, or 2,000,000 shares outstanding. The stock will have a market price of $0.05. If an individual investor owned 10,000 shares of that company before the split at $.01 per share, he will own 2,000 shares at $.05 after the split. In either case, his stock will be worth $100. He is no better off before or after. The company, however, hopes that the higher stock price will make that company look better and thus the company will be a more attractive merger target for potential business. There is no assurance that that company's stock will rise in price after a reverse split or that a suitable merger candidate will emerge.

We believe that the reverse stock split may improve the price level of our Common Stock and that the higher share price could help generate interest in the Company among investors and other business opportunities. However, the effect of the reverse split upon the market price for our Common Stock cannot be predicted, and the history of similar stock split combinations for companies in like circumstances is varied. There can be no assurance that the market price per share of our Common Stock after the reverse split will rise in proportion to the reduction in the number of shares of Common Stock outstanding resulting from the reverse split. The market price of our Common Stock may also be based on our performance and other factors, some of which may be unrelated to the number of shares outstanding.

The reverse split will affect all of our stockholders uniformly and will not affect any stockholder's percentage ownership interests in the Company or proportionate voting power, except to the extent that the reverse split results in any of our stockholders owning a fractional share. In lieu of issuing fractional shares, stockholders will be issued to all holders of a fractional share .50 or greater and no additional shares shall be issued to a holder of a fractional share less than .50 and the fractional share will be cancelled.

The principal effect of the reverse split will be that the number of shares of Common Stock issued and outstanding will be reduced from 1,023,618 shares as of February 2, 2010 to approximately 719,844 shares (depending on the number of fractional shares that are issued or cancelled). The number of authorized shares of Common Stock will not be affected.  The following chart depicts the capitalization structure of the Company, both, pre- and post-split (the post-split issued shares may differ slightly based on the number of fractional shares):

Pre-Reverse Stock Split

Authorized Shares	Issued Shares	Authorized but Unissued
100,000,000	1,023,618	98,976,382

Post-Reverse Stock Split

Authorized Shares	Issued Shares	Authorized but Unissued
100,000,000	719,844	99,280,156

The reverse split will not affect the par value of our Common Stock. As a result, on the effective date of the reverse split, the stated capital on our balance sheet attributable to our Common Stock will be reduced to less than the present amount, and the additional paid-in capital account shall be credited with the amount by which the stated capital is reduced. The per share net income or loss and net book value of our Common Stock will be increased because there will be fewer shares of our Common Stock outstanding.

The reverse split will not change the proportionate equity interests of our stockholders, nor will the respective voting rights and other rights of stockholders be altered, except for possible immaterial changes due to the cancellation of fractional shares. The Common Stock issued pursuant to the reverse split will remain fully paid and non-assessable. The reverse split is not intended as, and will not have the effect of, a "going private transaction" covered by Rule 13e-3 under the Securities Exchange Act of 1934. We will continue to be subject to the periodic reporting requirements of the Securities Exchange Act of 1934.

Stockholders should recognize that they will own a fewer number of shares than they presently own (a number equal to the number of shares owned immediately prior to the filing of the certificate of amendment divided by 1.422). While we expect that the reverse split will result in an increase in the potential market price of our Common Stock, there can be no assurance that the reverse split will increase the potential market price of our Common Stock by a multiple equal to the exchange number or result in the permanent increase in any potential market price (which is dependent upon many factors, including our performance and prospects). Also, should the market price of our Common Stock decline, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would pertain in the absence of a reverse split. Furthermore, the possibility exists that potential liquidity in the market price of our Common Stock could be adversely affected by the reduced number of shares that would be outstanding after the reverse split. In addition, the reverse split will increase the number of stockholders of the Company who own odd lots (less than 100 shares). Stockholders who hold odd lots typically will experience an increase in the cost of selling their shares, as well as possible greater difficulty in effecting such sales. Consequently, there can be no assurance that the reverse split will achieve the desired results that have been outlined above.

PROCEDURE FOR EXCHANGE OF STOCK CERTIFICATES

The reverse split will become effective on March 8, 2010, which we will refer to as the "effective date." Beginning on the effective date, each certificate representing pre-reverse split shares will be deemed for all corporate purposes to evidence ownership of post-reverse split shares.

The Company will act as exchange agent for purposes of implementing the exchange of stock certificates and payment of fractional share interests. We refer to such person as the "exchange agent." Holders of pre-reverse split shares are asked to surrender to the exchange agent certificates representing pre-reverse split shares in exchange for certificates representing post-reverse split shares in accordance with the procedures set forth in the letter of transmittal enclosed with this Information Statement. No new certificates will be issued to a stockholder until that stockholder has surrendered the stockholder's outstanding certificate(s) together with the properly completed and executed letter of transmittal.

Our stockholders are not entitled to appraisal rights under the Florida Business Corporations Law in connection with the reverse stock split.

FRACTIONAL SHARES

We will not issue fractional certificates for post-reverse split shares in connection with the reverse split. Instead, an additional share shall be issued to all holders of a fractional share.

STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE AND SHOULD NOT SUBMIT ANY CERTIFICATES WITHOUT THE LETTER OF TRANSMITTAL.

SUMMARY OF REVERSE STOCK SPLIT

Below is a brief summary of the reverse stock split:

O
The issued and outstanding Common Stock shall be reduced on the basis of one post-split share of the Common Stock for every 1.422 pre-split shares of the Common Stock outstanding. The consolidation shall not affect any rights, privileges or obligations with respect to the shares of the Common Stock existing prior to the consolidation.

O
Stockholders of record of the Common Stock as of February 2, 2010 shall have their total shares reduced on the basis of one post-split share of Common Stock for every 1.422 pre-split shares outstanding.

O
As a result of the reduction of the Common Stock the pre-split total of issued and outstanding shares of 1,023,618 shall be consolidated to a total of approximately 719,844 issued and outstanding shares (depending on the number of fractional shares that are be issued or cancelled).

O	The Company's authorized number of common stock shall remain at 100,000,000 shares of the Common Stock.
O	The par value of the Company's common stock will not change.

This action has been approved by the Board and the written consents of the holders of the majority of the outstanding voting capital stock of the Company.

The entire cost of furnishing this Information Statement will be borne by the Company. The Company will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the Common Stock held of record by them and will reimburse such persons for their reasonable charges and expenses in connection therewith. The Board of Directors has fixed the close of business on February 2, 2010, as the record date (the “Record Date”) for the determination of Stockholders who are entitled to receive this Information Statement.

You are being provided with this Information Statement pursuant to Section 14C of the Exchange Act and Regulation 14C and Schedule 14C thereunder, and, in accordance therewith, the reverse split will not become effective until at least 20 calendar days after the mailing of this Information Statement.

This Information Statement is being mailed on or about February 15, 2010 to all Stockholders of record as of the Record Date.

Action II
AMENDMENT OF CERTIFICATE OF INCORPORATION TO CHANGE THE CORPORATE NAME

On February 2, 2010, our Board and our stockholders owning a majority of our voting securities approved a resolution authorizing us to amend the Certificate of Incorporation to change our corporate name to Rebornne (USA), Inc.  Pursuant to the Share Purchase Agreement, Rebornne will become our majority shareholder and Rebornne’s business will become our main corporation. Rebornne is a New Zealand company which produces dairy products and sells its products to both China and New Zealand. The main products are various types of baby food, and also include health and colostrums products.

Following the intended change of control of our Company and proposed reverse acquisition of Rebornne, our Board of Directors has determined that the change of our name to “Rebornne (USA), Inc.” is in the best interest of our stockholders and will more accurately reflect, and allow us to engage in, our new business operations as described above and on the Form 8-k filed on February 3, 2010.

Our stock symbol, which is currently “BTXN” and our CUSIP number will both change as a result of our name change. Stockholders may, but need not, exchange their certificates to reflect the change in corporate name. Your existing certificate will continue to represent shares of our common stock as if our name had not changed. Our transfer agent will issue stock certificates with our new name as stock certificates are sent in upon transfers of shares by our existing stockholders. Until you sell or otherwise transfer your shares of common stock, there is no need to send us or our transfer agent your existing stock certificates.

We intend to file the Amendment to the Articles of Incorporation with the Secretary of the State of Florida promptly after the twentieth day after the date this Information Statement has been sent to stockholders. With the approval of our majority stockholders, the amended Articles will become effective upon their filing with the Secretary of State of Florida.

Action III
SPIN-OFF THE COMPANY’S WHOLLY OWNED SUBSIDIARY

On February 2, 2010, our Board and our stockholders owning a majority of our voting securities approved a resolution authorizing us to spin-off and sell the Company’s wholly owned subsidiary, BioTex Corp to Scott Silverman, the President of the Company.

Purpose

In connection with the Share Purchase Agreement and the proposed reverse merger transaction, we shall effectuate such transaction to spin-off our wholly owned subsidiary BioTex Corporation within forty-five (45) days commencing from February 2, 2010. The spin-off is contemplated by the Share Exchange Agreement because, pursuant to the Share Exchange Agreement, the business plan of the Company will be changing and the current business of BioTex Corp. will not be consistent with the business of the Rebornne. Accordingly, it is anticipated that keeping the current business of the Company after the Share Exchange Agreement will only detract the Company from utilizing Rebornne’s business plan. The Board of Directors believed that the spin off will better position us to gain financing in the future in order to grow our business and provide our stockholders with the greatest potential return in their investment.

Terms of the Transaction

(i)	Brief Summary of the Transaction

Our wholly owned subsidiary, BioTex Corp will be spun-off and sold to Scott Silverman, the President of the Company, in exchange for (i) the forgiveness of accrued salary of $397,169 owed to him as of January 29, 2010, (ii) the return and cancellation of his outstanding stock options and (iii) the cancellation of his employment agreement with the Company.  Mr. Silverman will be appointed as the Chairman and President of BioTex Corp upon effectiveness of the spin-off.

(ii)	Reasons for Engaging in the Transaction

There are certain advantages and disadvantages of authorizing the spin-off of BioTex Corp. as described above.

The advantages include:

-
In pursuing possible transactions with persons or other companies that are interested in acquiring a publicly traded company without operating subsidiaries, other assets, or liabilities, the Company will be in a position to complete such a transaction.

-	A spinout of BioTex Corp. in the manner described will eliminate a substantial portion of the Company’s outstanding debts, liabilities and obligations..

The disadvantages include:

-
Through such a spinout, the Company will not have the option of attempting to sell its assets for their fair market value and the shareholders will not have the ability to share in any liquidation proceeds of such assets to the extent they may exceed the amount of the Company’s outstanding debts, liabilities and obligations.

(iii)	The Vote Required for Approval of the Transaction

The vote which is required to approve the spinout is the affirmative vote of the holders of a majority of our voting stock.

(iv)	An Explanation of Any Material Differences in the Rights of Security Holders as a Result of the Transaction, if Material.

The differences in the rights of security holders as a result of the transaction are not material.

(v)	A Brief Statement as to the Accounting Treatment of the Transaction, if Material.

The accounting treatment of the transaction is not material.

(vi)	The Federal Income Tax Consequences of the Transaction, if Material.

The federal income tax consequences of the transaction are not material.

Regulatory Approval

No federal or state regulatory requirements must be complied with or approval obtained in connection with the spin-off.

Reports, Opinions, Appraisals

No reports, opinions or appraisals materially relating to the spin-off have been received from an outside party or are referred to in the proxy statement.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” AUTHORIZING THE SPIN OFF OF BIOTEX CORPORATION.

ADDITIONAL INFORMATION

The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith files reports, proxy statements and other information including annual and quarterly reports on Form 10-K and 10-Q (the “1934 Act Filings”) with the Securities and Exchange Commission (the “Commission”). Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained at the Commission at Room 1024, 450 Fifth Street, N.W., Washington, DC 20549. Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a web site on the Internet (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission through the Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).

The following documents as filed with the Commission by the Company are incorporated herein by reference:

1.	Quarterly Report on Form 10-Q for the quarters ended March 31, 2009, June 30, 2009 and September 30, 2009.
2.	Annual Report on Form 10-KSB for the year ended December 31, 2008;

OUTSTANDING VOTING SECURITIES

As of the date of the Consent by the Majority Stockholders, February 2, 2010, the Company had 1,023,618 shares of Common Stock issued and outstanding, and there were no shares of Preferred Stock issued and outstanding. Each share of outstanding Common Stock is entitled to one vote on matters submitted for Stockholder approval. Preferred Stockholders are not entitled to vote on matters submitted for Stockholder approval.

On February 2, 2010, the holders of 545,854 shares (or approximately 53.33% of the 1,023,618 shares of Common Stock then outstanding) executed and delivered to the Company a written consent approving the action set forth herein. Since the action has been approved by the Majority Stockholder, no proxies are being solicited with this Information Statement.

The Florida Business Corporation Act provides in substance that unless the Company's articles of incorporation provides otherwise, stockholders may take action without a meeting of stockholders and without prior notice if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to take such action at a meeting at which all shares entitled to vote thereon were present.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table presents certain information regarding the beneficial ownership of all shares of our common stock on the Record Date for (i) each person who owns beneficially more than five percent of the outstanding shares of common stock (ii) each of our directors, (iii) each named executive officer, and (iv) all directors and officers in a group.

Name of Beneficial Owner (1)	Amount and Nature Of Beneficial Ownership (2)	Percentage of Class(3)
Scott J. Silverman	343,357	33.54%
Mark Silverman	142,084	13.88%
Robert deZanger	58,300	5.70%
All directors and officers as a group (1 person)	343,357	33.54%

(1) Each of the persons listed has sole voting, investment, and dispositive power, except as otherwise noted.

(2) Beneficial ownership has been determined in accordance with Rule 13d-3(d)(1)(i) under the Securities Exchange Act of 1934. Such rule, generally, includes as beneficial owners of securities, among others, any person who directly or indirectly through any contract, arrangement, understanding, relationship, or otherwise has or shares voting power and/or investment power with respect to such securities, and any person who has the right to acquire beneficial ownership of such security within sixty (60) days through a means including but not limited to the exercise of any option, warrant, right or conversion of a security.

(3) All percentages are based on 1,023,618 shares issued and outstanding as of January 29, 2010 without regard to any options that are presently exercisable but are included in a calculation of beneficial ownership only pursuant to Rule 13d-3(d)(1)(i) under the Exchange Act.

DISSENTER’S RIGHTS OF APPRAISAL

The Stockholders have no right under the Florida Business Corporation Act, the Company’s articles of incorporation consistent with above or the Company’s By-Laws to dissent from any of the provisions adopted as set forth herein.

EFFECTIVE DATE

Pursuant to Rule 14c-2 under the Exchange Act, the above actions shall not be effective until a date at least twenty (20) days after the date on which this Information Statement has been mailed to the Stockholders. The Company anticipates that the actions contemplated hereby will be effected on or about the close of business on March 8, 2010.

CONCLUSION

As a matter of regulatory compliance, we are sending you this Information Statement which describes the purpose and effect of the above actions.  Your consent to the above action is not required and is not being solicited in connection with this action.  This Information Statement is intended to provide our stockholders information required by the rules and regulations of the Securities Exchange Act of 1934.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.  THE ATTACHED MATERIAL IS FOR INFORMATIONAL PURPOSES ONLY.

Date: February 3, 2010

By Order of the Board of Directors BTX HOLDINGS, INC.
/s/Scott Silverman Scott Silverman President, Chief Executive Officer and Chairman of the Board of Directors